EXHIBIT 3.8

                             CERTIFICATE OF REVIVAL

                               SEPTEMBER 17, 1996


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                                                         CORPORATE ACCESS NUMBER
                                                                        20560582


                                     Alberta
                              GOVERNMENT OF ALBERTA




                            BUSINESS CORPORATIONS ACT

                                   CERTIFICATE

                                       OF

                                     REVIVAL

LEADER MINING INTERNATIONAL INC.
REVIVED ON SEPTEMBER 17, 1996.
/s/______________________________
Registrar of Corporations

REG 3066 (96/01)